Shapeways Announces Appointment of Christine Gorjanc
as Independent Director

New appointment brings additional financial expertise and tech focus

New York, NY, March 30, 2023 – Shapeways Holdings, Inc. (NYSE: SHPW) (“Shapeways” or the “Company”), a leader in the large and fast-growing digital manufacturing industry, today announced the appointment of Christine Gorjanc, an experienced public company board director and former Chief Financial Officer of NETGEAR, Inc. (NASDAQ: NTGR) to its Board of Directors (the “Board”), effective April 3, 2023.
“We are excited to welcome Christine to the Shapeways Board as we further enhance and broaden the skills and expertise that our directors bring to the business. Her experience in leading and scaling technology companies is highly relevant as we pursue our growth and value creation initiatives,” said Greg Kress, CEO of Shapeways. “We look forward to her contributions as we continue to leverage Shapeways’ proprietary software to disrupt the multi-trillion dollar global digital manufacturing market.”
Ms. Gorjanc added, “I am excited to join the Board of Shapeways and help management execute on their vision to digitize manufacturing, building upon my operational experience with technology companies. Shapeways has the ability to leverage their software offering to enable broad market adoption of additive manufacturing and support other manufacturers in their digital transformation.”
Christine Gorjanc is an experienced executive and public company board director with extensive operational experience scaling multinational technology, healthcare and biotech companies. Christine joins the Board as an independent director, having served as the Chief Financial Officer of NETGEAR, Inc. and Arlo Technologies, Inc. (NYSE: ARLO). She has been appointed to the Audit Committee of the Board, effective April 3, 2023, and is an Audit Committee Financial Expert as defined by the Securities and Exchange Commission and the New York Stock Exchange. Christine is also NACD Directorship Certified, demonstrating her qualifications and commitment to effective board directorship.

About Shapeways

Shapeways is a leader in the large and fast-growing digital manufacturing industry combining high quality, flexible on-demand manufacturing powered by purpose-built proprietary software which enables customers to rapidly transform digital designs into physical products, globally. Shapeways makes industrial-grade additive manufacturing accessible by fully digitizing the end-to-end manufacturing process, and by providing a broad range of solutions utilizing 12 additive manufacturing technologies and approximately 120 materials and finishes, with the ability to easily scale new innovation. To date, Shapeways has delivered over 24 million parts to over one million customers in over 180 countries. To learn more, please visit https://www.shapeways.com.

Contact Information
Investor Relations
investors@shapeways.com

Media Relations
press@shapeways.com

Special Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding the Company's strategy, future operations, conversion of enterprise customers, rollout of its software offering, impact of recent acquisitions, outlook, and prospects and plans for compliance with the NYSE’s continued listing standards are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, financial, geopolitical, legal, and market conditions, including supply chain disruptions and inflationary pressures; failure to realize the anticipated benefits of acquisitions; difficulties integrating acquired companies; ability to retain customers of acquired companies or otherwise expand its customer base; the risk that Shapeways has a history of losses and may not achieve or maintain profitability in the future; the risk that the Company faces significant competition and expects to face increasing competition in many aspects; the risk that the digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance; the risk that the Company's new and existing solutions and software do not achieve sufficient market acceptance; the loss of key personnel; the inability to timely and effectively scale the Company's platform; the ability to move the Company's manufacturing capabilities without disruption or delay; and those factors discussed under the heading "Risk Factors" in Shapeways’ most recent Form 10-K, most recent Form 10-Q, and other documents Shapeways has filed, or will file, with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know, or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements reflect the Company's expectations, plans, or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon forward-looking statements.